SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2007

BANCFIRST CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N Broadway, Oklahoma City, OK		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Explanatory Note

This Current Report on Form 8-K/A amends and supplements Items 5.02 of the Current Report on Form 8-K filed by BancFirst Corporation (the “Company”) on November 21, 2007, to include additional information regarding the newly elected director, Michael K. Wallace.

On November 15, 2007, the Board of Directors of the Company elected Michael K. Wallace as a director of the Board. Mr. Wallace accepted the position effective immediately and Mr. Wallace will be a new director. Mr. Wallace’s term as a director will expire at the annual meeting of shareholders in May 2009 or until his successor is elected and has qualified. Mr. Wallace currently serves as President of Wallace Properties, Inc. and Mike Wallace Homes and has been a community board member of the BancFirst Jenks branch since 2001. As a non-employee director, Mr. Wallace was granted stock options for 10,000 shares of BancFirst Corporation stock pursuant to the BancFirst Corporation Non-Employee Directors’ Stock Option Plan. The option price was equal to the fair market value of the stock at the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BancFirst Corporation
(Registrant)

March 10, 2008	/s/ Randy Foraker
Randy Foraker
Executive Vice President, Chief Risk Officer and Treasurer (Principal Accounting Officer)